UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 13, 2018

FVCBankcorp, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-38647	47-5020283
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

11325 Random Hills Road

Fairfax, Virginia 22030

(Address of Principal Executive Offices) (Zip Code)

(703) 436-3800

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01                                           Entry Into a Material Definitive Agreement

On September 13, 2018, FVCBankcorp, Inc. (the “Company”) and FVCbank, the Company’s wholly owned subsidiary, entered into an underwriting agreement (the “Underwriting Agreement”) with Sandler O’Neill & Partners, L.P. as the representative (the “Representative”) of the several underwriters identified in Schedule I to the Underwriting Agreement (the “Underwriters”), relating to the initial public offering of the Company’s common stock, $0.01par value per share.  Pursuant to the Underwriting Agreement, the Company agreed to issue and sell 1,750,000 shares of Common Stock, at a public offering price of $20.00 per share (the “Offering”).  The Company also granted the Underwriters a 30-day option to purchase up to an additional 262,500 shares of Common Stock to cover over-allotments, if any. The underwriting discounts and commissions are $1.40 per share.

The Underwriting Agreement contains customary representations, warranties and covenants among the parties as of the date of entering into such Underwriting Agreement.  These representations, warranties and covenants are not intended to convey factual information to investors about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

In connection with the Underwriting Agreement, directors and executive officers of the Company and certain shareholders entered into agreements providing for a 180-day “lock-up” period with respect to sales of the common stock, subject to certain exceptions.

A copy of the Underwriting Agreement is included as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

The closing of the offering is occurred on September 18, 2018, resulting in gross proceeds of $35.0 million, and net proceeds, after underwriting discounts and commissions and estimated expenses of the offering, of approximately $31.9 million.

On September 13, 2018, the Company issued a news release in connection with the pricing of the Offering. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. On September 18, 2018, the Company issued a press release in connection with the closing of the Offering. A copy of the press release is included as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
1.1

Underwriting Agreement, dated as of September 8, 2018, by and among FVCBankcorp, Inc., FVCbank and Sandler O’Neill & Partners, L.P., as representative of the several underwriters identified on Schedule I thereto.

99.1	News Release, dated September 13, 2018
99.2	News Release, dated September 18, 2018

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FVCBANKCORP, INC.

	By:	/s/ Jennifer L. Deacon
Jennifer L. Deacon, Executive Vice President and Chief Financial Officer

Dated: September 18, 2018